UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2006

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01:	DISPOSITION OF ASSETS

          Effective May 23, 2006, Ceragenix Pharmaceuticals, Inc. (the "Company") consummated the sale of all of its right, title and interest in its wholly-owned subsidiary, Global Alaska Industries, Inc, an Alaska corporation ("GAI"). GAI's wholly-owned subsidiary, Alaska Bingo Supply, Inc., an Alaska corporation, ("ABSI"), operated the Company's former bingo supply business in Anchorage, Alaska.

          On September 28, 2005, we entered into a definitive agreement to sell our ownership of GAI, and its wholly-owned subsidiary, ABSI, to Trans Alaska Holdings, Inc., an unaffiliated third party ("Buyer"). The control persons of the Buyer are Clifford C. Thygesen and Stephen G. Calendrella. Messr. Thygesen and Calandrella were directors of Global Casinos, Inc. when it acquired GAI and ABSI in 1997. Ownership of GAI and ABSI were spun-off to OnSource Corporation, our predecessor, in a registered distribution in 2003.

          On October 3, 2005, Osmotics Corporation, which held approximately 90% of our outstanding voting stock, approved the sale of GAI to the Buyer by written consent in accordance with the requirements of the Delaware General Corporation Law. The closing was delayed due to the necessity of preparing, filing and mailing to our shareholders an Information Statement on Schedule 14C required by federal securities laws.

          As a result of the agreement, the Buyer acquired all of the assets and assumed all of the liabilities of GAI and its operating subsidiary, ABSI, which totaled $2,080,472. As of September 30, 2005, the liabilities of ABSI exceeded its assets by $1,453,298. Effective September 30, 2005, the Buyer assumed operational control and responsibility for all liabilities and obligations of GAI and we have had no ongoing or contingent interest in the business since that date.

           ABSI is engaged in the distribution of a full line of products, supplies, and equipment utilized by licensed gaming organizations in the State of Alaska. Gaming in Alaska is limited to qualified organizations (primarily non-profit groups and municipalities) that operate bingo and pull-tab games for fund raising purposes. ABSI has operated as a licensed supplier to these organizations since 1979. ABSI also engages in the sale and service of Automated Teller Machines (ATMs).

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Financial Statements

None

	(b)	Pro Forma Financial Information

Pro forma financial information is not being presented pursuant to Item 310 of Regulation SB because the operating results of GAI have been separately classified as discontinued operations in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005. Accordingly, a reader can readily ascertain the operating results of the Company as if the sale of GAI had taken place on January 1, 2005. No additional pro forma adjustments would be necessary. As a result of the merger between the Company and Ceragenix Corporation on May 10, 2005 being accounted for as a reverse acquisition, the operating results of GAI have not been included in the Company's operating results for the 2004 periods presented in the Company's Annual Report on Form 10-KSB. Accordingly, there would be no pro forma adjustments necessary to reflect the sale of GAI on the Company's operating results for 2004.

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	(c)	Exhibits

*	10.1	Stock Purchase Agreement with Trans Alaska Holding, LLC dated September 28, 2005

 * Incorporated by reference from the Registrant's Registration Statement on Form SB-2/A dated October 4, 2005, as filed with the Commission on October 4, 2005.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: May 23, 2006	/s/ Jeffrey S. Sperber Jeffrey S. Sperber, Chief Financial Officer

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